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                                                                    EXHIBIT 19.1

                            RENEWAL PROMISSORY NOTE


$21,291,000.00                                                    June 7, 1996

     FOR VALUE RECEIVED, ADDISON CIRCLE ONE, LTD., a Texas limited partnership (hereinafter called "Maker", whether one or more), promises to pay to the order of WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED, a Colorado corporation (hereinafter, together with all subsequent holders of this Note, called "Payee"), on or before the 7th day of June, 1999 (the "Maturity Date"), as hereinafter provided, the principal sum of TWENTY-ONE MILLION, TWO HUNDRED NINETY-ONE THOUSAND AND NO/100 DOLLARS ($21,291,000.00), or so much thereof as may actually be advanced from time to time, together with interest on the unpaid principal balance from time to time outstanding at the rate per annum equal to the lesser of:

     (1) Commencing on the date hereof and continuing until the Maturity Date, the rate of interest (the "Applicable Rate") equal to the "Prime Rate" (as defined below), provided, however, subject to the limitations stated herein, the Maker may elect in accordance with the procedures set forth below to have interest accrue and be paid on all or a portion of the outstanding principal balance hereof at a rate per annum equal to the "Fixed Increment Rate" (as defined below); or

     (2) The maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by Payee in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all charges made in connection with the loan evidenced hereby which are treated as interest under applicable law.

     If Maker elects to have the Fixed Increment Rate apply, it shall advise Payee in writing of its election and the Fixed Period (as herein defined) and Fixed Increment (as herein defined) for which Maker desires said rate to apply not later than 11:00 a.m. Pacific Standard Time or Pacific Daylight Time (as applicable), three (3) business days prior to the Fixed Period Commencement Date (as herein defined). Any such election may be made only (i) once during any thirty (30) day period and (ii) while no Event of Default is in existence and no event has occurred or condition exists which with notice and/or lapse of time constitute an Event of Default. After Maker has designated a Fixed Increment to which the Fixed Increment Rate shall apply, such rate shall apply to the Fixed Increment for the duration of the Fixed Period. At any one time during the term hereof, no more than five (5) Fixed Increments may be outstanding. If Maker elects the Fixed Increment Rate, but the applicable Fixed Period will commence on a date which is not a Business Day, such Fixed Period shall be deemed to commence on the next Business Day after it would otherwise commence, and any interest which accrues hereunder in the interim shall accrue at the Applicable Rate.

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     Notwithstanding anything herein to the contrary, if the Maker elects the
Fixed Increment Rate to apply, but Payee is unable for any reason to obtain funds from Wells Fargo Bank (as hereinafter defined) in the amount of the Fixed Increment elected for the applicable Fixed Period and Fixed Period Commencement Date elected, interest on the outstanding principal balance of this Note shall accrue at the Applicable Rate unless and until an election, in accordance with the provisions hereof, of a new Fixed Increment Rate, Fixed Increment, Fixed Period and Fixed Period Commencement Date is made by Maker, and Payee is then able to obtain such funds from Wells Fargo Bank. Payee shall exercise good faith efforts to obtain funds from Wells Fargo Bank in the amount of any Fixed Increment elected by Maker, but Payee shall have no liability or obligation to Maker if for any reason it is unable to do so. If Payee is unable to obtain such funds from Wells Fargo Bank, Payee will so advise Maker within two (2) Business Days after receipt of Payee's written election to have the Fixed Increment Rate apply.

     In the absence of an effective election by Maker of the Fixed Increment Rate in accordance with the above procedures prior to the expiration of the then current Fixed Period with respect to any Fixed Increment, interest on such Fixed Increment shall accrue at the Applicable Rate, effective immediately upon the expiration of such Fixed Period.

     Notwithstanding anything in the preceding paragraphs to the contrary, if at any time (i) the Applicable Rate or Fixed Increment Rate, whichever is applicable, or both to the extent that both are applicable, (ii) interest at the Default Rate, if applicable, as provided for herein or in any of the other Security Documents, together with (iii) all fees and charges, if any, contracted for, charged, received, taken or reserved by Payee in connection with the loan evidenced hereby which are treated as interest under applicable law (collectively, the "Charges") computed over the full term of this note, exceed the Maximum Rate, the rate of interest payable hereunder, together with all Charges, shall be limited to the Maximum Rate; provided, however, that any subsequent reduction in the Prime Rate or any subsequent expiration of a Fixed Period during which the Fixed Increment Rate exceeds the Maximum Rate, if applicable, shall not cause a reduction of the rate of interest payable hereunder below the Maximum Rate until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued at the Applicable Rate if such interest rate had at all times been in effect (except for any Fixed Increments during its applicable Fixed Period) and, if applicable, at the Fixed Increment Rate for any Fixed Increment during its applicable Fixed Period. Changes in the Applicable Rate resulting from a change in the Prime Rate shall be subject to the provisions of this paragraph.

     "Business Day" shall mean any day on which all major departments of Wells
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Fargo Bank are open for business at its downtown headquarters in San Francisco,
California.

     "Fixed Increment" shall mean the portion of the outstanding principal
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balance hereof specified by Maker to Payee effective as of the applicable Fixed
Period Commencement Date; provided, however, in no event shall any such Fixed Increment be less than One Million and No/100 dollars ($1,000,000.00).

     "Fixed Increment Rate" shall mean one and sixty-five one hundredths of one
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percent (1.65%) above the Libor Rate (as defined below), as it fluctuates.

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     "Fixed Period" shall mean a period as designated by Maker of thirty (30),
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sixty (60), ninety (90), one hundred eighty (180), or three hundred sixty (360)
days, or such longer period as Payee may approve, from the Fixed Period Commencement Date. Notwithstanding the foregoing, in no event shall any Fixed Period extend beyond the Maturity Date.

     "Fixed Period Commencement Date" shall mean the proposed commencement of
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the applicable Fixed Period.

     "LIBOR Rate" shall mean the rate per annum which is equal to the sum of the
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quotient of (a) the rate determined by Payee (whose determination shall be conclusive) to be the rate per annum, as of 11:00 A.M. (London Time) on the Business Day of the Fixed Period Commencement Date to which such rate is to apply, offered by Wells Fargo Bank to leading banks in the London Interbank Market for U.S. dollar deposits for periods based on the next highest 30 day incremental interest rate period approximately corresponding to the Fixed Period elected by Maker in an amount equal to the Fixed Increment elected by Maker divided by (b) one minus the Reserve Requirement (as defined below) expressed as a decimal. The LIBOR Rate shall be rounded, if necessary, to the next highest one one-hundredth of one percent (.01%).

     Maker acknowledges and agrees that Payee may incur costs, expenses and losses, including, without limitation, any costs, expenses and losses resulting from the occurrence of any of the events referred to in this paragraph which increase the cost to Payee of maintaining the loan evidenced hereby at a Libor Rate. Accordingly, Maker shall pay to Payee on demand, in addition to all other amounts due under this Note and under the Security Documents, all amounts reasonably determined by Payee required to compensate Payee for all such costs, expenses and losses, if any, to the extent that such costs, expenses and losses increase the cost to Payee of maintaining the loan evidenced hereby on a Libor Rate, provided that Payee agrees, as soon as reasonably possible, to give Maker notice of any such increased costs, expenses or losses. If any change in applicable laws or regulations or any interpretation thereof by any government, central bank or agency or instrumentality of any of them ("Governmental Authority") charged with the administration thereof shall make it unlawful for Payee to have access to Eurodollar deposits, or to continue to maintain or use the Libor Rate to comply with its obligations in connection with the maintenance of the Fixed Increment Rate (based on the Libor Rate) as contemplated by this Note, then such Libor Rate shall forth with and thereafter, upon demand by Payee to Maker, bear interest at the Prime Rate, and Maker shall pay for any costs, expenses or losses (including loss of anticipated profits) which Payee may incur in connection with the provisions of this Note as a result of such change in applicable law or regulations or interpretation thereof. If any change in applicable laws or regulations or any interpretation thereby by any Governmental Authority charged with the administration thereof shall:

           (i) impose, modify or deem applicable any reserve, special deposit or special requirements against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for advances by Payee; or

           (ii) impose on Payee any other conditions regarding this Note; or

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           (iii) subject Payee (or make it apparent that Payee is subject) to any tax (including, without limitation, any international interest equalization tax), levy, impost, duty, charge, fee, deduction or withholding on or from payment due Maker, other than income and franchise taxes of the United States and its political subdivisions; or

           (iv) change the basis of taxation on payments due from Maker to Payee hereunder (otherwise than by a change in the statutory rate of taxation of the overall income of Payee);

and any of the foregoing results in an increase in the cost to Payee of maintaining the loan evidenced hereby on a Libor Rate, then upon demand made by Payee to Maker, Maker shall pay to Payee, from time to time, as determined and certified by Payee, additional amounts which shall compensate Payee for such increased costs. Payee will notify Maker of any event that entitles Payee to additional amounts and will furnish Maker with an explanatory certificate in reasonable detail as to the increased cost as a result of any such event mentioned in this paragraph. Maker shall immediately pay such additional amounts to Payee. All such determinations by Payee that are certified to Maker shall be presumed to be correct, absent manifest computational errors, provided they are made in good faith. Maker shall pay Payee on the days on which interest is payable under this Note the actual costs to Payee, as determined in good faith by Payee and evidenced by an explanatory notice delivered to Maker by Payee, of Payee's complying with any reserve, special deposit or similar requirements (including, but not limited to, state law requirements and Regulations K and D of the Board of Governors of the Federal Reserve System of the United States) imposed or deemed applicable against foreign assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for advances by Payee by any Governmental Authority charged with the administration of such requirements, to the extent that such requirements increase the cost to Payee of maintaining the loan evidenced hereby on a Libor Rate.

     "Prime Rate" shall mean the base rate of interest per annum established from time to time by WELLS FARGO BANK, N.A., San Francisco, California ("Wells Fargo Bank"), and designated as its prime rate. Changes in the Applicable Rate resulting from changes in the Prime Rate shall become effective on the date each such change in such Prime Rate is established by Wells Fargo Bank.

     Interest based on a three hundred sixty (360) day year will be accrued on the number of days funds are actually outstanding. Interest shall be calculated on a daily basis and shall be payable monthly on the first (1st) day of each and every month following the date hereof until the Maturity Date, at which time all accrued and unpaid interest and the unpaid principal balance hereof shall be due and payable in full.

     All payments on this Note shall, at the option of Payee, be applied first to the payment of accrued but unpaid interest, and any remainder shall be applied to reduction of the principal balance hereof. All payments hereunder shall be made to Payee at 2120 Park Place, Suite 100, El Segundo, California 90245, or via wire transfer to ABA No. 12100024B, WFBREG Disbursement Center, Account No. 2934507203, Reference Columbus/Addison, WFREG No.

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8466ZMD, or at such other address in Dallas County, Texas as Payee may from time to time designate in writing to Maker.

     Maker may at any time and from time to time prepay all or any part of this Note without payment of any premium or penalty; provided, Maker shall pay to Payee an amount equal to any costs and expenses incurred by Payee resulting from repayment of any part of the loan bearing interest at the Fixed Increment Rate prior to the end of the applicable Fixed Period.

     Except as specifically provided in the Security Documents (as defined in the Deed of Trust referred to herein), Maker and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereof. Maker and any endorsers or guarantors hereof agree that the time for any payments hereunder may be extended from time to time without notice and consent to the acceptance of further security or the release of any existing security for this Note all without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note even though Maker is not a party to such agreement.

     If default be made in the payment, in whole or in part, of any sum provided for herein and same is not paid within fifteen (15) days from the date same was due or if an Event of Default shall occur under any of the Security Documents, then Payee may, at its option, without notice or demand, declare the unpaid principal balance and accrued interest on this Note at once due and payable, foreclose all liens securing payment hereof, pursue any and all other rights, remedies and recourses available to Payee or pursue any combination of the foregoing, all remedies hereunder and under the Security Documents being cumulative.

     If Maker shall fail to pay, in full, any installment of principal or interest required hereunder on or before fifteen (15) days following the date on which it becomes due, then in addition to the payments otherwise specified herein, Maker shall automatically become liable for and shall pay to Payee a late charge equal to four percent (4%) of the amount of such delinquent payment.

     Upon the occurrence of a default in the payment, in whole or in part, of any sum provided for herein or upon the occurrence of an Event of Default under any of the Security Documents, at the option of the Payee, all amounts then outstanding hereunder or under the Security Documents shall bear interest for the period beginning with the date of occurrence of such default at a rate of interest per annum (the "Default Rate"), payable on the first day of each and every month, equal to the lesser of: (a) four percent (4%) above the Applicable Rate, as its fluctuates, or (b) the Maximum Rate.

     Failure to exercise any of the foregoing options upon the happening of one or more of the foregoing events shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Payee of any

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payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of the Payee.

     All amounts payable hereunder are payable in lawful money of the United States of America. Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys' fees, whether or not any legal action shall be instituted to enforce this Note.

     This Note is issued pursuant to a Construction Loan Agreement of even date herewith executed by Maker and payee and is secured, inter alia, by a Renewal
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Deed of Trust and Security Agreement ("Deed of Trust") of even date herewith executed by Maker in favor of STEPHEN P. PRINZ, TRUSTEE, for the benefit of Payee, covering certain real property situated in Dallas County, Texas, as more particularly described therein. This Note shall be governed by and construed according to the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).

     It is expressly stipulated and agreed to be the intent of Maker and payee at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on this Note or the indebtedness evidenced hereby and by the other Security Documents (or applicable United States federal law to the extent that it permits the Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the Security Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness, or if Payee's exercise of the option herein contained to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Security Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

     All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced hereby and by the other Security Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness evidenced hereby for so long as the debt is outstanding.

     To the extent that Payee is relying on Article 5069-1.04, as amended, of the Revised Civil Statutes of Texas to determine the Maximum Rate payable on such indebtedness, Payee will utilize

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the indicated (weekly) rate ceiling from time to time in effect as provided in
Article 5069-1.04, as amended. To the extent United States federal law permits Payee to contract for, charge or receive a greater amount of interest, Payee will rely on United States federal law instead of such Article 5069-1.04, as amended, for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, implement any other method of computing the Maximum Rate under such Article 5069-1.04, as amended, or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. In no event shall the provisions of Article 5069, ch. 15 of the Revised Civil Statutes of Texas (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to the loan evidenced hereby. Notwithstanding anything to the contrary contained herein or in any of the other Security Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     All notices hereunder shall be given at the following addresses: If to Maker, 15851 North Dallas Parkway, Suite 855, Dallas, Texas 75248; if to Payee, c/o Wells Fargo Real Estate Group, 12377 Merit Drive, Suite 300, Dallas, Texas 75251, with a copy of all notices to c/o Chief Credit Officer - Real Estate Group, Wells Fargo Bank, N.A., 420 Montgomery Street, 6th Floor, San Francisco, California 94163. Either party may change its address for notice hereunder to any other location within the continental United States by giving thirty (30) days prior notice thereof to the other party in accordance with this paragraph. All notices given hereunder shall be in writing and shall be considered properly given if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee, or by prepaid telegram. Any notice mailed as above provided shall be effective two (2) days after its deposit in the custody of the United States Postal Service; all other notices shall be effective upon receipt by the addressee.

     If this Note is executed by more than one party, each such party shall be jointly and severally liable for the obligations of Maker under this Note. If Maker is a partnership, each general partner of Maker shall be jointly and severally liable here under, and each such general partner hereby waives any requirement of law that in the event of a default hereunder Payee exhaust any assets of Maker before proceedings against such general partner's assets.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS
NOTE IS PERFORMABLE IN DALLAS COUNTY, TEXAS. Any action or proceeding under or in connection with this Note against Maker or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state or federal court in Dallas County, Texas. Maker and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and
(ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.

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     This note is given in renewal, extension and rearrangement, and not in extinguishment, of that certain promissory note dated January 12, 1996 in the original principal amount of NINETEEN MILLION, SEVEN HUNDRED NINETY-ONE THOUSAND AND NO/100 DOLLARS ($19,791,000.00) executed by the Maker payable to the order of Columbus Realty Trust (all of the rights, titles and interests of Columbus Realty Trust in and to said promissory note and all security therefor having been assigned to the Payee). All liens, assignments and security interests securing the payment of said promissory note (including without limitation that certain Deed of Trust and Security Agreement dated January 12, 1996 executed by the Maker in favor of Trustee, upon and covering certain property situated in Dallas County, Texas, more fully described therein, and filed for record at Volume 96009, Page 3228 of the Real Property Records of Dallas County, Texas) are hereby ratified, confirmed, brought forward, renewed, extended and rearranged, as security for the payment of this note, in addition to and cumulative of all other security for this note.

     Columbus Realty Trust ("CRT") is the general partner of Maker. In accordance with the Amended and Restated Declaration of Trust of CRT, notice is hereby given that all persons dealing with CRT shall look to the assets of CRT for the enforcement of any claim against CRT, as neither the trustees, officers, employees nor shareholders of CRT assume any personal liability for obligations entered into by or on behalf of CRT.

     EXECUTED as of the date and year first above written.

                              MAKER:
                              -----

                              ADDISON CIRCLE ONE, LTD.,
                              a Texas limited partnership

                              By:  Columbus Realty Trust,
                                   a Texas real estate investment trust


                                    By:________________________________________
                                            J. Michael Lewis
                                            Senior Vice President


     Signature Page to $21,291,000.00 Promissory Note dated June 7, 1996, executed by Addison Circle One, Ltd. in favor of Wells Fargo Realty Advisors Funding, Incorporated.

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